Consent of Independent Registered Public Accounting Firm

Board of Directors

Plures Technologies, Inc.

Canandaigua, NY

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 30, 2012, relating to the 2011 consolidated financial statements of Plures Technologies, Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

BDO USA, LLP

Boston, Massachusetts

July 3, 2013

Consent of Independent Certified Public Accounting Firm

Board of Directors

Advanced MicroSensors, Inc.

Shrewsbury, Massachusetts

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated June 30, 2011, relating to the consolidated financial statements of Advanced MicroSensors, Inc. as of April 3, 2011 and April 4, 2010 and for the years then ended and the statements of operations and cash flows for the period April 4, 2011 to May 22, 2011, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

BDO USA, LLP

Boston, Massachusetts

July 3, 2013